EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of NeoGenomics, Inc.

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 to Registration Statement on Form S-1, of our report dated March 26, 2010 on the consolidated financial statements of NeoGenomics, Inc. as of and for the years ended December 31, 2009 and 2008, which appear in such registration statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kingery & Crouse, P.A.
Kingery & Crouse, P.A.

Tampa, Florida

May 7, 2010